Exhibit 99.1

TANGER ELECTS DIRECTORS AND OFFICERS

Greensboro, NC -- May 18, 2012. The shareholders of Tanger Factory Outlet Centers, Inc. (NYSE:SKT) at its Annual Shareholders Meeting on May 18, 2012, elected the following directors to serve for the ensuing year:
Jack Africk    Independent Director, Non-Executive Chairman of the Board
William G. Benton    Independent Director
Bridget Ryan Berman    Independent Director
Donald G. Drapkin    Independent Director
Thomas J. Reddin    Independent Director
Thomas E. Robinson    Independent Director
Allan L. Schuman    Independent Director
Steven B. Tanger    Director, President and Chief Executive Officer
During a meeting of the Board of Directors held on May 18, 2012 the following officers were elected to serve for the ensuing year:
Steven B. Tanger - President & Chief Executive Officer
Frank C. Marchisello, Jr. - Executive Vice President & Chief Financial Officer
Thomas E. McDonough - Executive Vice President & Chief Operating Officer
Chad D. Perry - Executive Vice President, General Counsel & Secretary
Carrie A. Geldner - Senior Vice President & Chief Marketing Officer
Lisa J. Morrison - Senior Vice President, Leasing
Virginia R. Summerell - Senior Vice President, Treasurer & Assistant Secretary
James F. Williams - Senior Vice President, Controller
Laura M. Atwell - Vice President, Marketing
Gary A. Block - Vice President, Leasing
Elizabeth J. Coleman - Vice President, Operations
Ricky L. Farrar - Vice President, Information Technology
Leigh Ann Figg - Vice President, Real Estate Counsel
Thomas J. Guerrieri Jr. - Vice President, Financial Reporting
Cyndi M. Holt - Vice President, Finance & Investor Relations
Beth G. Lippincott - Vice President, Leasing
Mary Ann Williams - Vice President, Human Resources
Charles A. Worsham - Vice President Development

About Tanger Factory Outlet Centers
Tanger Factory Outlet Centers, Inc. (NYSE:SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina that presently operates and owns, or has an ownership interest in, a portfolio of 39 upscale outlet shopping centers in 25 states coast to coast and in Canada, totaling approximately 11.9 million square feet leased to close to 2,500 stores operated by more than 435 different brand name companies. More than 175 million shoppers visit Tanger Factory Outlet Centers, Inc. annually.

CONTACT:     Frank C. Marchisello, Jr.
         Executive Vice President & CFO
         (336) 834-6834